UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

February 1, 2012

INNOVUS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-52991	87-0324697
(Commission File Number)	(IRS Employer Identification No.)

80 West Sierra Madre Blvd., #392, Sierra Madre, California

(Address of Principal Executive Offices)     (Zip Code)

626-355-6730

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   Unregistered Sales of Equity Securities.

One June 26, 2012, we ended and closed a private placement of our securities. We sold 134,000 shares of common stock at $0.75 per share for a total amount of $100,500 to one accredited investor.

In addition, a note holder converted a note plus the accrued interest of $12,435 into 16,580 shares of our common stock. The note holder is an accredited investor.

In the private placement and conversion we agreed to provide registration rights to the investors. We intend to file a registration statement on Form S-1 to register the shares of common stock issued in these two transactions, the sale of common stock and the note conversion. The individuals who purchased the shares and converted the note into shares will be selling stockholders in the registration statement. Neither is an affiliate of the Company.

We will not receive any of the proceeds from any of the sales of these selling stockholders.

ITEM 7.01   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)	Not Applicable.

b)	Not Applicable.

c)	Exhibits

No.          Exhibits

No exhibits are filed with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by he undersigned hereunto duly authorized.

Date: June 29, 2012.	By:	/s/ Vivian Liu
Name: Vivian Liu Title: President